SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2000




                          FIRST SECURITY BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

        Kentucky                       333-33350                 61-1364206
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
  of Incorporation)                                          Identification No.)

                 400 East Main Street, Lexington, Kentucky 40507
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (859) 367-3700


                                 Not Applicable
--------------------------------                  ---------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

       On August 16, 2000, the Registrant issued a press release announcing its earnings for the second quarter of 2000. A copy of such press release, including unaudited financial information released as a part thereof, is attached as
Exhibit 99(a) to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)  Exhibits.

          The exhibit listed on the Exhibit Index of this Form 8-K is filed as a part of this Report.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIRST SECURITY BANCORP, INC.




Date: August 16, 2000                      /s/ John S. Shropshire
                                           ----------------------
                                               John S. Shropshire
                                               President and
                                               Chief Executive Officer
                                               (Principal Executive Officer)

Date: August 16, 2000                      /s/ Ben A. New
                                           ------------------------
                                               Ben A. New
                                               Vice-President; Controller
                                               (Principal Financial and
                                               Accounting Officer)

                                    EXHIBITS

99(a) Registrant's August 16, 2000 Press Release regarding earnings for the second quarter of 2000.

                                                                  EXHIBIT 99(a)

            FIRST SECURITY BANK OF LEXINGTON SECOND QUARTER RESULTS

First Security Bancorp, Inc., the parent of First Security Bank of Lexington, announced its financial results for the second quarter ended June 30, 2000. Total assets were $115.0 million, up 10.3% from the previous quarter end, and up 21.6% from year-end 1999. Deposits increased to $102.7 million, up 8.7% from March 31, 2000, and 23.1% from December 31, 1999. Loans increased by 5.0% and 22.4% during the same periods, respectively.

Earnings for the six months ending June 30, 2999 were $335,000 for 33.5 cents per share, inclusive of $141,000 in expenses attributed to the formation of a holding company, First Security Bancorp, Inc. Even with these expenses, current year earnings compare favorably with a net loss of $160,000, or a negative 16.0 center per share, in the same period last year.